UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 14, 2007
SERVICE CORPORATION INTERNATIONAL
(Exact name of registrant as specified in its charter)

TEXAS	1-6402-1	74-1488375

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1929 Allen Parkway Houston, Texas		77019

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (713) 522-5141
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX
Agreement & First Amendment to Credit Agreement
First Amendment to Note Purchase Agreement

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On June 14, 2007, Service Corporation International (the “Company”) entered into an Agreement and First Amendment to Credit Agreement (the “Credit Agreement Amendment”), amending the calculation of the Leverage Ratio, the tests for permitting certain Restricted Payments and the maximum Leverage Ratio permitted from time to time under that certain Credit Agreement, dated November 28, 2006, among the Company and the lenders party thereto. A copy of the Credit Agreement Amendment is attached to this current report as Exhibit 10.1 and is incorporated herein by reference.
On June 14, 2007, the Company also entered into a First Amendment to Note Purchase Agreement (the “Note Purchase Agreement Amendment”), amending the calculation of the Leverage Ratio, the tests for permitting certain Restricted Payments and the maximum Leverage Ratio permitted from time to time under that certain Note Purchase Agreement, dated November 28, 2006, among the Company and the purchasers party thereto. A copy of the Note Purchase Agreement Amendment is attached to this current report as Exhibit 10.2 and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit No.	Description
10.1	Agreement and First Amendment to Credit Agreement, dated as of June 14, 2007, among the Company and the lenders party thereto.

10.2	First Amendment to Note Purchase Agreement, dated as of June 11, 2007, among the Company and the purchasers party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 20, 2007

SERVICE CORPORATION INTERNATIONAL
By:	/s/ Eric D. Tanzberger
Eric D. Tanzberger
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement and First Amendment to Credit Agreement, dated as of June 14, 2007, among the Company and the lenders party thereto.

10.2	First Amendment to Note Purchase Agreement, dated as of June 11, 2007, among the Company and the purchasers party thereto.